UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 21, 2021

Date of Report (Date of earliest event reported)

GOODRICH PETROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana St., Suite 700

Houston, Texas 77002

(Address of principal executive offices)

(713) 780-9494

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GDP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 22, 2021, Goodrich Petroleum Corporation (the “Company” or “Goodrich”) issued a press release announcing the execution of an Agreement and Plan of Merger by and among the Company, Paloma Partners VI Holdings, LLC, a Delaware limited liability company (“Paloma”), and Paloma Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Paloma (such entity, “Merger Sub” and such agreement, the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will commence a tender offer to purchase all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Goodrich at a purchase price of $23.00 per Share. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The tender offer for the Shares has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Shares. The solicitation and offer to buy Shares will only be made pursuant to the tender offer materials that Merger Sub intends to file with the U.S. Securities and Exchange Commission (the “SEC”). Merger Sub is beneficially owned by Paloma, an affiliate of EnCap Energy Capital Fund XI L.P. At the time the tender offer is commenced, Merger Sub will file a tender offer statement on Schedule TO with the SEC, and Goodrich will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. GOODRICH STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to Goodrich’s stockholders free of charge. Stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, by contacting Goodrich by telephone at 832-255-1300, e-mail at investorrelations@goodrichpetroleum.com or on Goodrich’s website at www.goodrichpetroleum.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements which reflect management's current views and estimates regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction, among other matters. The words "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "forecast," "future," "guidance," "imply," "intend," "may," "outlook," "plan," "potential," "predict," "project," and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to uncertainties related to the timing and expected financing of the tender offer and the merger; uncertainty surrounding how many of Goodrich’s stockholders will tender their Shares in the tender offer; the possibility that any or all of the various conditions to the consummation of the tender offer may not be satisfied or waived in a timely manner, if at all; the possibility of business disruptions due to transaction-related uncertainties; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; and other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which are filed with the SEC and available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by the Company in this communication speaks only as of the date hereof. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

99.1	Press Release issued by Goodrich Petroleum Corporation on November 22, 2021.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION
(Registrant)

By:	/s/ Michael J Killelea
Michael J. Killelea
Executive Vice President, General Counsel and Corporate Secretary

Dated: November 22, 2021

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